Exhibit 23.1

March 30, 2010

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the references to our firm, in the context in which they appear, and to the references to and the incorporation by reference of our review letter as of December 31, 2009, included in the Annual Report on Form 10-K of Black Raven Energy, Inc. for the year ended December 31, 2009, as well as in the notes to the financial statements included therein.

/s/ Leslie S. O’Connor
Leslie S. O’Connor President

143 Union Boulevard, Suite 200     Lakewood, Colorado 80228-1824 U.S.A.     Telephone: 303-277-0270     Fax: 303-277-0276